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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 2054
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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AVITAR, INC.
__________________________________________________________
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	06-1174053
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

65 DAN ROAD
CANTON, MA 02021
(781) 821-2440
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

AVITAR, INC. EMPLOYEE BENEFIT PLANS

(FULL TITLE OF THE PLAN)

PETER P. PHILDIUS
CHIEF EXECUTIVE OFFICER
AVITAR, INC.
65 DAN ROAD
CANTON, MA 02021
(781) 821-2440

(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE,  OF AGENT FOR SERVICE)

Copies To:                                                                                                                               EUGENE M. CRONIN, ESQ.
              DOLGENOS NEWMAN & CRONIN LLP
              271 MADISON AVENUE, 12th FLOOR
               NEW YORK, NEW YORK 10016
                  TEL: (212) 925-2800
                   FAX: (212) 925-0690

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock ($.01 par value per share)	5,000,000	$0.005	$25,000	$1.00
Common Stock ($.01 par value per share)	5,000,000	$0.005	$25,000	$1.00
Common Stock ($.01 par value per share)	15,000,000	$0.005	$75,000	$3.00

TOTAL	25,000,000	$0.005	$125,000	$5.00

[Missing Graphic Reference]
(1)    Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)    This estimate is made pursuant to Rule 457(h) and (c) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee. The offering price is based upon the average of bid and ask prices for the shares (which trade on the OTC Bulletin Board) on a date within five (5) business days prior to the date of the filing of this registration statement, rounded up to the nearest dollar for the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

Documents containing information specified in Part I of Form S-8 will be sent or given to eligible consultants as required by Rule 428(b)(1).  Such documents and documents  incorporated by reference in this Registration  Statement pursuant to Item 3 of Part II,  taken  together,  constitute  a  prospectus  that  meets the requirements  of Section 10(a) of the  Securities  Act of 1933, as amended.  All such documents will be dated and maintained in a "prospectus file" as required by Rule 428(a) and will contain the following legend in a conspicuous place as directed by Rule 428(b)(1):

      “This document (or specifically designated portions of this document) constitutes   (constitute) part of a prospectus covering securities that have been registered under the Securities Act of 1933.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)        Annual Report on Form 10-KSB for the year ended September 30, 2006 (File No. 001-15695), filed with the Commission on December 29, 2006;

(b)        Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006, filed with the Commission on February 14, 2007; Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, filed with the Commission on May 15, 2007; and Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed with the Commission on August 14, 2007;

(c)        Current Reports on Form 8-K, filed with the Commission on March 12, 2007, May 14, 2007, June 15, 2007, July 19, 2007, July 25, 2007 and August 21, 2007;

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Information furnished under Items 2.02 and 7.01 of any of our Current Reports on Form 8-K (and related exhibits furnished under Item 9.01) is not incorporated by reference in this prospectus or the registration statement of which this prospectus is a part, unless otherwise specified.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable

Item 6. Indemnification of Directors and Officers

The Company's Certificate of Incorporation, as amended, provides that a director will not be personally  liable to the Company or its  stockholders  for  monetary  damages  for  the  breach  of his or her  fiduciary  duty of care as a director,  including breaches that constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law ("DGCL"),  however, this provision does not eliminate or limit the liability of a director of the Company (i)  for  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii) for acts or  omissions  not in good  faith or which  involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the  DGCL  (relating  to  unlawful  payments  of  dividends  or  unlawful  stock repurchases or redemptions) or (iv) for any improper benefit.

This  provision  offers  persons  who  serve  on  our  board  of  directors protection  against awards of monetary damages  resulting from breaches of their duty of care (except as indicated  above).  As a result of this provision, our ability or our stockholder's ability to successfully prosecute an action against a director for a breach of his duty of care is limited.  However, the provision does not affect the availability of equitable   remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims   arising under federal securities laws.

Section 145  of the  Delaware  General  Corporation  Law  provides  that a corporation may indemnify a director, officer, employee or agent made a party to an  action  by  reason  of that  fact  that he or she was a  director,  officer, employee  or agent of the  corporation  or was  serving  at the  request  of the corporation  against expenses actually and reasonably  incurred by him or her in connection  with such action if he or she acted in good faith and in a manner he or she  reasonably  believed to be in, or not opposed to, the best  interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.
Our By-laws provide that we shall, subject to limited exceptions, indemnify our   directors and executive officers to the fullest extent not prohibited by the Delaware law. Our By-laws provide further that we shall have the power to indemnify our other   officers, employees and other agents as set forth in the Delaware law.  Such   indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware law.

We have entered into agreements with certain of our directors and officers pursuant to which we have agreed to indemnify such directors and officers to the fullest extent   permitted under applicable law. In addition, we have purchased insurance containing  customary  terms and  conditions  as  permitted by law on behalf of our  directors  and officers,  which may cover  liabilities  under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

The following is a complete list of exhibits filed as part of this registration statement.

Exhibit No.	Document
4.1	Consulting Agreement, dated as of May 11, 2007, between the Company and Britannia Law Office, incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed on July 19, 2007.
5.1	Opinion of Dolgenos Newman & Cronin LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dolgenos Newman & Cronin LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Canton of the Commonwealth of Massachusetts, on   August  16, 2007.

AVITAR INC.

By:	/s/ PETER P. PHILDIUS
Peter P. Phildius Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Peter P. Phildius and Jay C. Leatherman and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents  herewith, any and all amendments (including without limitation post-effective amendments) to this Registration  Statement, and to sign  any registration statement  for  the  same  offering  covered  by  this Registration  Statement  that is to be  effective  upon filing  pursuant to Rule 462(b) under the Securities Act, necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC in  respect  thereof,  which  amendments  may make such  changes in this Registration  Statement as the  aforesaid  attorney-in-fact  deems  appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  /s/ Peter P. Phildius
                  --------------------------------------
                  Peter P. Phildius
                  Chairman and Chief Executive Officer
                  (Principal Executive Officer)
                  Date:  August  16, 2007

                  /s/ Douglas W. Scott
                  --------------------------------------
                  Douglas W. Scott
                  Chief Operating Officer and Director
                  Date:   August  16, 2007

                  /s/ Neil R. Gordon
                  --------------------------------------
                  Neil R. Gordon
                  Director
                  Date:    August  16, 2007

                  /s/ Charles R. McCarthy
                  --------------------------------------
                  Charles R. McCarthy
                  Director
                  Date:      August  16, 2007

                  /s/ Jay C. Leatherman
                  --------------------------------------
                  Jay C. Leatherman
                  Controller, Secretary and Chief
                  Financial and Accounting Officer
                  (Principal Accounting and Financial Officer)
                  Date:   August  16, 2007

EXHIBIT INDEX

Exhibit No.	Document
4.1	Consulting Agreement, dated as of May 11, 2007, between the Company and Britannia Law Office, incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed on July 19, 2007.
5.1	Opinion of Dolgenos Newman & Cronin LLP.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dolgenos Newman & Cronin LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement).